Exhibit 10.5
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement dated as of April 6, 2009 (this “Amendment”) is entered into by and between The Greenbrier Companies, Inc. and William A. Furman and amends that certain Employment Agreement between such parties dated as of September 1, 2004, as previously amended as of May 11, 2006, November 1, 2006, June 5, 2008 and March 1, 2009 (the “Employment Agreement”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Retirement Benefits. Section 5.6 (a) of the Agreement is amended to read as follows:
          “(a) until such time as Executive attains age 70, Executive will be provided a Retirement Medical Benefit that provides insured health and medical benefits for him and his spouse which are substantially equivalent to those provided to them immediately prior to Executive’s termination, and”
     Except as hereby amended, the Employment Agreement shall remain in full force and effect.

THE GREENBRIER COMPANIES, INC.
By:	/s/ Mark Rittenbaum
Mark Rittenbaum, Executive Vice President,
CFO and Treasurer

/s/ William A. Furman
William A. Furman

Amendment to Employment Agreement